Exhibit 99.2
BXP ANNOUNCES SECOND QUARTER 2025 RESULTS

Exceeded Q2 Guidance for EPS and FFO and Increased Full Year Guidance, Executed More Than 1.1 Million Square Feet of Leases in Q2 and Announces Development of 343 Madison Avenue in New York City

BOSTON, MA, July 29, 2025 - BXP, Inc. (NYSE: BXP), the largest publicly traded developer, owner, and manager of premier workplaces in the United States, reported results today for the second quarter ended June 30, 2025.
Financial Highlights
Second Quarter 2025:

•Revenue increased 2.1% to $868.5 million for the quarter ended June 30, 2025, compared to $850.5 million for the quarter ended June 30, 2024.

•Net income attributable to BXP, Inc. of $89.0 million, or $0.56 per diluted share (EPS), for the quarter ended June 30, 2025, compared to $79.6 million, or $0.51 per diluted share, for the quarter ended June 30, 2024.
◦EPS exceeded the midpoint of BXP’s guidance by $0.17 per diluted share primarily due to the gain on sale recognized in connection with the transaction involving 17 Hartwell Avenue discussed below of $0.10 per diluted share, as well as better-than-projected Funds from Operations (FFO) of $0.05 per diluted share.

•Funds from Operations (FFO) of $271.7 million, or $1.71 per diluted share, for the quarter ended June 30, 2025, compared to FFO of $278.4 million, or $1.77 per diluted share, for the quarter ended June 30, 2024.
◦FFO exceeded the midpoint of BXP’s guidance by $0.05 per diluted share primarily due to better-than-projected portfolio performance.
Guidance
BXP provided guidance for third quarter 2025 EPS of $0.41 - $0.43 and FFO of $1.69 - $1.71 per diluted share, and update guidance for full year 2025 EPS of $1.74 - $1.82 and FFO of $6.84 - $6.92 per diluted share.
The midpoint of full year 2025 guidance for EPS increased by $0.12 per diluted share primarily due to the gain on sale in connection with the 17 Hartwell Avenue transaction as well as better-than-projected FFO.
The midpoint of full year 2025 guidance for FFO increased by $0.02 per diluted share due to better-than-projected portfolio performance.
See “EPS and FFO per Share Guidance” below.

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Leasing & Occupancy
•Executed 91 leases in the second quarter totaling more than 1.1 million square feet with a weighted-average lease term of 9.4 years.

•Notable leases for the second quarter include approximately 200,000 square feet on development projects in the Washington, DC region:
◦an approximately 126,000 square foot lease with a global law firm at 725 12th Street, a redevelopment project that is now 87% pre-leased; and
◦an approximately 75,000 square foot lease with a defense technology company at Reston Next Office Phase II, a development project that is now 95% pre-leased.

•BXP’s CBD portfolio of premier workplaces was 89.9% occupied and 92.5% leased (including vacant space for which we have signed leases that have not yet commenced in accordance with GAAP) for the second quarter. Approximately 89.0% of BXP’s Share of annualized rental obligations is derived from clients located in our CBD portfolio, underscoring the strength of BXP’s strategy to invest in the highest quality buildings in dynamic urban gateway markets.

•BXP’s total portfolio occupancy for the second quarter was 86.4%. As previously communicated during our Q1 2025 Earnings Call on April 30, 2025, total portfolio occupancy declined in the second quarter by 50 basis points primarily due to the known expiration of a 360,000 square foot lease in the Boston region.

•BXP’s total portfolio percentage leased for the second quarter was 89.1% (including vacant space for which we have signed leases that have not yet commenced in accordance with GAAP). The difference between leased and occupied square footage has grown to 270 basis points, which represents approximately 1.3 million square feet of space which is expected to commence in 2025 and 2026.
Development
•BXP will be proceeding with full vertical construction of 343 Madison Avenue in New York City, New York. 343 Madison Avenue will be a highly amenitized, sustainably designed, 46-story, 930,000 square foot premier workplace located on one of the best office development sites in Manhattan with direct access to Grand Central Station. BXP is electing to acquire our partner’s 45% interest in the project at cost, or approximately $43.5 million, during the third quarter of 2025. In addition, BXP signed a letter of intent with a prospective client for approximately 274,000 square feet, or 30% of the building’s square footage and BXP has other tenant proposals in discussion, underscoring the continued strong demand for the future premier workplace. 343 Madison represents a strong and significant value creation opportunity for shareholders.

Transactions
•As part of BXP’s strategy to use residential entitlements to maximize the value of its land holdings, BXP is redeveloping 17 Hartwell Avenue, into a fully entitled, 312-unit residential project in Lexington, Massachusetts with its investor, Northwestern Mutual. BXP sold 17 Hartwell Avenue to the new venture for approximately $21.8 million in cash. BXP also contributed development costs of approximately $5.6 million for its 20% ownership interest. BXP recognized a gain upon sale of the property of approximately $18.4 million. BXP will be the development manager for the project. In addition, the project entered into a $98.7 million

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construction loan that is scheduled to mature on July 10, 2030, and bears interest at a fixed rate of 6.75% per annum. 17 Hartwell is expected to be completed in mid-2027.

Sustainability & Impact

•In connection with Earth Day, BXP published its 2024 Sustainability & Impact Report, which highlights that, among other things, BXP achieved its net-zero goal of carbon-neutral operations for Scopes 1 and 2 greenhouse gas emissions.
EPS and FFO per Share Guidance:
BXP’s guidance for the third quarter of 2025 and full year 2025 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, the timing of the lease-up of available space, the timing of development cost outlays and development deliveries, and the earnings impact of the events referenced in this release and those referenced during the related conference call. The estimates do not include (1) possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, (2) the impacts of any other capital markets activity, (3) future write-offs or reinstatements of accounts receivable and accrued rent balances, or (4) future impairment charges. EPS estimates may fluctuate as a result of several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. BXP is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities. There can be no assurance that BXP’s actual results will not differ materially from the estimates set forth below.

	Third Quarter 2025		Full Year 2025
	Low	High	Low	High
Projected EPS (diluted)	$0.41	$0.43	$1.74	$1.82
Add:
Projected Company share of real estate depreciation and amortization	1.28	1.28	5.20	5.20
Projected Company share of (gains)/losses on sales of real estate, gain on investment from unconsolidated joint venture and impairments	—	—	(0.10)	(0.10)
Projected FFO per share (diluted)	$1.69	$1.71	$6.84	$6.92

The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended June 30, 2025. In the opinion of management, BXP has made all adjustments considered necessary for a fair statement of these reported results.

BXP will host a conference call on Wednesday, July 30, 2025 at 10:00 AM Eastern Time, open to the general public, to discuss the second quarter results, provide a business update, and discuss other business matters that may be of interest to investors. Participants who would like to join the call and ask a question may register at https://register-conf.media-server.com/register/BI9be06ec42e3a4970aa69a73f7cc59906 to receive the dial-in numbers and unique PIN to access the call. There will also be a live audio, listen-only webcast of the call, which may be

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accessed in the Investors section of BXP’s website at https://investors.bxp.com/events-webcasts. Shortly after the call, a replay of the call will be available on BXP’s website at https://investors.bxp.com/events-webcasts for up to twelve months following the call.
Additionally, a copy of BXP’s second quarter 2025 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of BXP’s website at investors.bxp.com.

BXP, Inc. (NYSE: BXP) is the largest publicly traded developer, owner, and manager of premier workplaces in the United States, concentrated in six dynamic gateway markets - Boston, Los Angeles, New York, San Francisco, Seattle, and Washington, DC. BXP has delivered places that power progress for our clients and communities for more than 50 years. BXP is a fully integrated real estate company, organized as a real estate investment trust (REIT). As of June 30, 2025, including properties owned by unconsolidated joint ventures, BXP’s portfolio totals 53.7 million square feet and 186 properties, including ten properties under construction/redevelopment. For more information about BXP, please visit our website or follow us on LinkedIn or Instagram.

This press release includes references to “BXP’s Share of annualized rental obligations.” We define rental obligations as the contractual base rents (but excluding percentage rent) and budgeted reimbursements from clients under existing leases. These amounts exclude rent abatements. Further, "annualized rental obligations" is defined as monthly rental obligations, as of the last day of the reporting period, multiplied by twelve (12). "BXP's Share" is based on annualized rental obligations for our consolidated portfolio, plus our share of annualized rental obligations from the unconsolidated joint ventures properties (calculated based on our ownership percentage), minus our partners' share of annualized rental obligations from our consolidated joint venture properties (calculated based on our partners' percentage ownership interests). Our definitions of the foregoing operating metrics may be different than those used by other companies.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “anticipates,” “believes,” “budgeted,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “will,” and similar expressions that do not relate to historical matters. These statements are based on our current plans, expectations, projections and assumptions about future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond BXP’s control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statements. These factors include, without limitation, the risks and uncertainties related to adverse changes in general economic and capital market conditions, including continued inflation, elevated interest rates, supply chain disruptions, dislocation and volatility in capital markets, potential longer-term changes in consumer and client behavior resulting from the severity and duration of any downturn in the U.S. or global economy, general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases on favorable terms, sustained changes in client preferences and space utilization, dependence on clients’ financial condition, and competition from other developers, owners and operators of real estate), the impact of adverse political conditions, including policy changes by the presidential administration, such as the direct and indirect negative impacts that new and increased tariffs may have on (1) our current and prospective clients and their demand for office space and (2) the costs and availability of construction materials and the economic returns on our construction and development activities, the impact of geopolitical conflicts, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on BXP’s accounting policies and on period-to-period comparisons of financial results, the uncertainties of costs to comply with regulatory changes and other risks and uncertainties detailed from time to time in BXP’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of issuance of this report and are not guarantees of future results, performance, or achievements. BXP does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as otherwise required by law.
Financial tables follow.

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BXP, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	June 30, 2025	December 31, 2024
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$26,632,189	$26,391,933
Construction in progress	1,047,687	764,640
Land held for future development	748,198	714,050
Right of use assets - finance leases	372,839	372,922
Right of use assets - operating leases	325,670	334,767
Less: accumulated depreciation	(7,863,743)	(7,528,057)
Total real estate	21,262,840	21,050,255
Cash and cash equivalents	446,953	1,254,882
Cash held in escrows	80,888	80,314
Investments in securities	41,062	39,706
Tenant and other receivables, net	109,683	107,453
Note receivable, net	6,711	4,947
Related party note receivables, net	88,825	88,779
Sales-type lease receivable, net	15,188	14,657
Accrued rental income, net	1,509,347	1,466,220
Deferred charges, net	809,033	813,345
Prepaid expenses and other assets	89,624	70,839
Investments in unconsolidated joint ventures	1,161,036	1,093,583
Total assets	$25,621,190	$26,084,980
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$4,278,788	$4,276,609
Unsecured senior notes, net	9,800,577	10,645,077
Unsecured line of credit	185,000	—
Unsecured term loans, net	796,640	798,813
Unsecured commercial paper	750,000	500,000
Lease liabilities - finance leases	365,897	370,885
Lease liabilities - operating leases	399,174	392,686
Accounts payable and accrued expenses	480,158	401,874
Dividends and distributions payable	172,732	172,486
Accrued interest payable	120,975	128,098
Other liabilities	416,838	450,796
Total liabilities	17,766,779	18,137,324

Commitments and contingencies	—	—
Redeemable deferred stock units	6,981	9,535
Equity:
Stockholders’ equity attributable to BXP, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized, 158,445,177 and 158,253,895 issued and 158,366,277 and 158,174,995 outstanding at June 30, 2025 and December 31, 2024, respectively	1,584	1,582
Additional paid-in capital	6,854,753	6,836,093
Dividends in excess of earnings	(1,579,770)	(1,419,575)
Treasury common stock at cost, 78,900 shares at June 30, 2025 and December 31, 2024	(2,722)	(2,722)
Accumulated other comprehensive loss	(15,059)	(2,072)
Total stockholders’ equity attributable to BXP, Inc.	5,258,786	5,413,306
Noncontrolling interests:
Common units of the Operating Partnership	584,651	591,270
Property partnerships	2,003,993	1,933,545
Total equity	7,847,430	7,938,121
Total liabilities and equity	$25,621,190	$26,084,980

BXP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	(in thousands, except for per share amounts)
Revenue
Lease	$805,935	$790,555	$1,617,037	$1,579,145
Parking and other	34,799	34,615	65,041	66,831
Hotel	14,773	14,812	24,370	22,998
Development and management services	8,846	6,352	18,621	12,506
Direct reimbursements of payroll and related costs from management services contracts	4,104	4,148	8,603	8,441
Total revenue	868,457	850,482	1,733,672	1,689,921
Expenses
Operating
Rental	332,062	321,426	663,640	635,583
Hotel	9,365	9,839	16,930	15,854
General and administrative	42,516	44,109	94,800	94,127
Payroll and related costs from management services contracts	4,104	4,148	8,603	8,441
Transaction costs	357	189	1,125	702
Depreciation and amortization	223,819	219,542	443,926	438,258
Total expenses	612,223	599,253	1,229,024	1,192,965
Other income (expense)
Income (loss) from unconsolidated joint ventures	(3,324)	(5,799)	(5,463)	13,387
Gain on sale of real estate	18,390	—	18,390	—
Loss on sales-type lease	—	—	(2,490)	—
Interest and other income (loss)	8,063	10,788	15,813	25,317
Gains (losses) from investments in securities	2,600	315	2,235	2,587
Unrealized gain (loss) on non-real estate investment	(39)	58	(522)	454
Impairment loss	—	—	—	(13,615)
Loss from early extinguishment of debt	—	—	(338)	—
Interest expense	(162,783)	(149,642)	(326,227)	(311,533)
Net income	119,141	106,949	206,046	213,553
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(20,100)	(17,825)	(38,849)	(35,046)
Noncontrolling interest—common units of the Operating Partnership	(10,064)	(9,509)	(17,036)	(19,009)
Net income attributable to BXP, Inc.	$88,977	$79,615	$150,161	$159,498
Basic earnings per common share attributable to BXP, Inc.
Net income	$0.56	$0.51	$0.95	$1.02
Weighted average number of common shares outstanding	158,312	157,039	158,257	157,011
Diluted earnings per common share attributable to BXP, Inc.
Net income	$0.56	$0.51	$0.95	$1.01
Weighted average number of common and common equivalent shares outstanding	158,795	157,291	158,713	157,210

BXP, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	(in thousands, except for per share amounts)
Net income attributable to BXP, Inc.	$88,977	$79,615	$150,161	$159,498
Add:
Noncontrolling interest - common units of the Operating Partnership	10,064	9,509	17,036	19,009
Noncontrolling interests in property partnerships	20,100	17,825	38,849	35,046
Net income	119,141	106,949	206,046	213,553
Add:
Depreciation and amortization expense	223,819	219,542	443,926	438,258
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(20,945)	(19,203)	(41,409)	(37,898)
Company’s share of depreciation and amortization from unconsolidated joint ventures	16,674	19,827	34,001	40,050
Corporate-related depreciation and amortization	(600)	(406)	(1,316)	(825)
Non-real estate related amortization	2,131	2,130	4,261	4,260
Loss on sales-type lease	—	—	2,490	—
Impairment loss	—	—	—	13,615
Less:
Gain on sale of real estate	18,390	—	18,390	—
Gain on sale / consolidation included within income (loss) from unconsolidated joint ventures	—	—	—	21,696
Unrealized gain (loss) on non-real estate investment	(39)	58	(522)	454
Noncontrolling interests in property partnerships	20,100	17,825	38,849	35,046
Funds from operations (FFO) attributable to the Operating Partnership (including BXP, Inc.)	301,769	310,956	591,282	613,817
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	30,117	32,557	59,010	64,144
Funds from operations attributable to BXP, Inc.	$271,652	$278,399	$532,272	$549,673
BXP, Inc.’s percentage share of funds from operations - basic	90.02%	89.53%	90.02%	89.55%
Weighted average shares outstanding - basic	158,312	157,039	158,257	157,011
FFO per share basic	$1.72	$1.77	$3.36	$3.50
Weighted average shares outstanding - diluted	158,795	157,291	158,713	157,210
FFO per share diluted	$1.71	$1.77	$3.35	$3.50

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to BXP, Inc. (computed in accordance with GAAP) for gains (or losses) from sales of properties, including a change in control, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales or a change in control of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our calculation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to BXP, Inc. as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to BXP, Inc. (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BXP, INC.
PORTFOLIO LEASING PERCENTAGES

CBD Portfolio	% Occupied by Location (1)		% Leased by Location (2)
	June 30, 2025	December 31, 2024	June 30, 2025	December 31, 2024
Boston	97.0%	95.9%	98.5%	97.5%
Los Angeles	86.3%	84.9%	86.9%	87.4%
New York	87.2%	90.8%	93.0%	93.6%
San Francisco	81.8%	84.3%	83.8%	85.2%
Seattle	84.6%	81.6%	85.9%	83.5%
Washington, DC	91.1%	91.9%	92.7%	93.6%
CBD Portfolio	89.9%	90.9%	92.5%	92.8%

Total Portfolio	% Occupied by Location (1)		% Leased by Location (2)
	June 30, 2025	December 31, 2024	June 30, 2025	December 31, 2024
Boston	89.7%	89.7%	91.2%	91.5%
Los Angeles	86.3%	84.9%	86.9%	87.4%
New York	84.4%	87.1%	90.2%	90.0%
San Francisco	78.7%	80.8%	80.7%	81.7%
Seattle	84.6%	81.6%	85.9%	83.5%
Washington, DC	90.5%	91.4%	92.3%	93.0%
Total Portfolio	86.4%	87.5%	89.1%	89.4%

(1)Represents signed leases for which revenue recognition has commenced in accordance with GAAP.
(2)Represents signed leases for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates.
AT BXP
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
mlabelle@bxp.com

Helen Han
Vice President, Investor Relations
hhan@bxp.com

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